Exhibit 99.1

Contacts: Casey Lewis LEWIS PR for WatchGuard 415/277-5400 watchguard@lewispr.com	Jeff Wenker WatchGuard Public Relations 206/613-6646 jeff.wenker@watchguard.com

WatchGuard Names Former Omnipoint and MCI Executive,

Bradley E. Sparks, as New CFO

High-tech veteran brings 30 years of financial management experience

Seattle, WA – April 28, 2005 – WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security, has appointed Bradley E. Sparks as the company’s new chief financial officer (CFO). With 30 years of high-tech and related industry experience, Sparks’ expertise ranges from guiding high-tech start up companies through IPOs to serving in senior financial positions for major public companies.

Mr. Sparks is founder and managing director of Sunburst Growth Ventures, LLC, a private investment firm specializing in emerging-growth companies. He has served as CFO for several telecommunications and high-tech companies, including Omnipoint Corp., Digex, Inc., eSpire Communications, and WAM!NET. He also served as vice president and treasurer of MCI Communications from 1988-1993 and as vice president and controller from 1993-1995. He currently serves on the board of software company iCIMS. He serves on the Listings Qualifications Review Panel of NASDAQ, where he previously chaired the Issuers Affairs Committee. Mr. Sparks is also board chairman of VizX Labs, a bioinformatics company.

“Brad’s extensive operational and international management experience in high-tech environments makes him an excellent addition to the WatchGuard team,” said Ed Borey, CEO of WatchGuard. “His thorough understanding of the critical strategic, tactical and compliance issues within all areas of business operations will help us as we drive to build sustainable long-term competitive advantage and shareholder value.”

“With a strong product line, a global channel sales operation and a focused management team, WatchGuard is in an exciting position in a sector of the IT industry that appears to

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WatchGuard Names Bradley Sparks CFO, p. 2

be very robust,” said Brad Sparks, CFO of WatchGuard. “I look forward to joining the team and contributing to the company’s potential for growth.”

A registered CPA with an MS in management from Sloan at MIT, Sparks graduated from the United States Military Academy at West Point and is a former Army Captain in the Signal Corps.

About WatchGuard Technologies, Inc.

WatchGuard provides network security. The company’s Firebox X family of upgradeable appliances delivers the performance, functionality and security strength to meet the needs of organizations of any size. WatchGuard’s Intelligent Layered Security protects against emerging threats and provides the platform to integrate additional services offered by the Company. All WatchGuard products include a LiveSecurity Service subscription for vulnerability alerts, software updates, expert security instruction, as well as individualized and self-help customer care. WatchGuard is headquartered in Seattle, Washington, with offices throughout Europe and Asia. For more information, please visit www.watchguard.com.

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Certain statements in this press release, including statements about our ability to build sustainable long-term competitive advantage and shareholder value and grow the Company and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that we will not be able to build sustainable long-term competitive advantage and shareholder value or grow the Company as expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our annual report on Form 10-K for the year ended December 30, 2004, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.